200 - 1 Concorde Gate North York, ON M3C 4G4 Tel: 416 391-2900 Fax: 416 391-2748 Web site: www.mintzca.com

MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Registration Statement of Phantom Fiber Corporation and subsidiaries on Form SB-2 of (i) our report dated March 30, 2005, that appeared in the Annual Report on Form 10KSB for the year ended December 31, 2004; (ii) and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration statement.

Toronto, Canada
February 13, 2006

/s/ Mintz & Partners LLP
Mintz & Partners LLP
Chartered Accountants